INTEGER HOLDINGS CORPORATION
2021 OMNIBUS INCENTIVE PLAN
RSU AGREEMENT FOR U.S. PARTICIPANTS (TIME-BASED VESTING)

The Participant has been granted an Award (the “Award”) of Restricted Stock Units (“RSUs”) pursuant to the Integer Holdings Corporation 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), and this RSU Agreement (this “Agreement”), dated as indicated in Appendix A (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Plan.
1.Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement and the Plan. The number of RSUs is set forth in Appendix A.
2.Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in Appendix A.
3.Termination of Service.
(a)Voluntary or Involuntary Termination. In the event of the Participant’s voluntary or involuntary Termination of Service for any reason other than by the Company for Cause or due to death or Disability:
(i)If the Participant is Retirement Eligible (as defined below), any RSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will vest in full.
(ii)If the Participant is not Retirement Eligible, any RSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will be forfeited.
For purposes of this Agreement, “Retirement Eligible” means the Participant’s Termination of Service with the Company (other than termination for Cause, or due to death or Disability) occurring on or after the date (i) the Participant has attained age 59 1⁄2 and (ii) the sum of the Participant’s age and length of service with the Company equals at least 69 1⁄2 years.
(b)Termination Due to Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability, any RSUs that are not vested as of the date of such Termination of Service, as well as any Dividend Equivalents that are not vested as of the date of such Termination of Service, will vest in full.

(c)Termination For Cause. In the event of the Participant’s Termination of Service by the Company for Cause, any unvested RSUs and any unpaid Dividend Equivalents will be forfeited.
4.Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 12(c) of the Plan.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
6.Dividend Equivalents. If a dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the record date for such dividend (a “Dividend Equivalent”). Such Dividend Equivalent will be subject to the same vesting conditions as the original RSU granted under this Agreement. Each Dividend Equivalent will be settled in cash as soon as reasonably practicable (and in no event later than 60 days) after the applicable Vesting Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
7.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 60 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
8.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to

Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, or its respective agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker designated by the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
9.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.
10.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
11.Restrictive Covenant Agreement. As a condition to the Participant’s receipt of this grant of RSUs, the Participant acknowledges and agrees to and reaffirms all continuing obligations and duties the Participant has under any invention assignment, non-disclosure, non-competition, and/or non-solicitation agreement between the Participant and the Company, and any other obligations and duties which the Participant may have to: (a) safeguard the Company’s confidential information; (b) assign inventions to the Company; (c) avoid competing with the Company; or (d) avoid soliciting of the Company’s customers, suppliers, or employees. In addition to all such obligations and duties, the Participant further agrees to be bound by the obligations and duties set forth in Appendix B hereto. The RSUs granted to the Participant under this Award Agreement would not be granted to the Participant but for the Participant’s express agreement to and reaffirmation of such continuing obligations and duties, and this grant of RSUs shall constitute additional consideration for all such obligations and duties.
12.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
13.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Integer Holdings Corporation
Corporate Secretary, Integer Holdings Corporation
5830 Granite Parkway, Suite 1150, Plano, Texas 75024
Attention: General Counsel

If to the Participant, to the address of the Participant on file with the Company.
14.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.

15.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
16.Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant other than (a) by will or pursuant to the laws of descent and distribution or (b) by order of any court of competent jurisdiction, including with respect to any domestic relations order or divorce decree. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
17.Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
18.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
19.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
20.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
21.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the

Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
22.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
23.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive venue of the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, and no other courts.
24.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
25.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
Acceptance, Acknowledgment and Receipt

By accepting the Award Agreement, I, the Participant, hereby:

•acknowledge and confirm my consent to receive electronically the Award Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;

•acknowledge that a copy of the Plan and the related Plan documents were made available to me;

•agree that the electronic acceptance of the Award Agreement constitutes a legally binding acceptance of the Award Agreement, and that the electronic acceptance of the Award

Agreement shall have the same force and effect as if the Award Agreement was physically signed; and

•agree to be bound by the terms of the Award Agreement, including any Appendices attached hereto, and the Plan.

I acknowledge and agree that, if I have not accepted this Award Agreement within 90 days following the Grant Date, this Award will be forfeited in its entirety and I will not receive any compensation with respect to this Award.

Appendix A
PARTICIPANT:        [Dynamic]

Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Integer Holdings Corporation 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

The Participant has been granted an Award of RSUs under the Plan, subject to the terms and conditions of the Plan and the Agreement.

Date of Grant:         [Dynamic]

Grant Number:         [Dynamic]

Number of RSUs:         [Dynamic]

Vesting
Commencement Date:    [Dynamic]
Vesting Schedule:         [Dynamic]

A-1

Appendix B
Non-Competition Covenant
(For Employees in NY, TX, CO, MN, NH, PA, TN, VA, GA, FL, KY, MI, IL, OH, NE)
As a condition to the Participant’s receipt of this grant of RSUs, the Participant covenants and agrees to abide by the following Non-Competition covenant, which supersedes and replaces entirely any prior inconsistent Non-Competition covenant that the Participant may have under any invention assignment, non-disclosure, non-competition, and/or non-solicitation agreement or similar agreement between the Participant and the Company; provided, however, nothing herein shall prevent Participant from engaging in the practice of law. Capitalized terms not otherwise defined in the Plan have the meanings set forth in Section 1(e) of this Appendix B.
1.Non-Competition.
a.Restriction on Competitive Activity. As a key employee of the Company who will, by virtue of the Participant’s employment with the Company, have access to Confidential Information, the Participant recognizes that it would cause irreparable harm to the Integer Companies if the Participant were to engage in employment or business that is unfairly competitive with the business of the Integer Companies. Accordingly, the Participant agrees that during the Non-Compete Period, the Participant will not, either directly or indirectly, alone or in conjunction with any other person or entity (other than the Integer Companies), engage in any Prohibited Activity.
b.Prohibited Activity. The Participant acknowledges and agrees that the job duties the Participant performs for the Company affect the Integer Companies throughout their sales territory. Prohibited Activity also includes activity that may require or inevitably require disclosure of Confidential Information.
c.Request for Confirmation. The Company agrees that during the Non-Compete Period, on a case-by-case basis, it will consider a request by the Participant to confirm whether the Company considers a prospective new employer of the Participant’s (a “New Employer”) to be a “Direct Competitor” as of the date of the request. The foregoing shall not apply unless the Participant provides the Company with such written request in writing, including the name and address of New Employer, and details about the prospective position to be held by the Participant at least thirty (30) calendar days prior to commencing employment with New Employer.
d.Tolling. Should the Participant violate any of the terms of the restrictive covenant obligations contained in this Section 1, the obligation at issue will run from the first date on which the Participant ceases to be in violation of such obligation.
e.Definitions. For purposes of this Appendix B, the following definitions apply.
i.“Confidential Information” means any information pertaining to the business and operations of the Integer Companies that is not generally available to the public and that is used, developed, or obtained by any of the Integer Companies in connection with its business, including any proprietary information and (A) financial information and projections, (B) business strategies, (C) products or services, (D) fees, costs and pricing structures, (E) designs, (F) analysis, (G) drawings, photographs and reports, (H) computer software, including operating systems, applications and program listings, (I) flow charts, manuals and documentation, (J) data bases, (K) accounting and business methods, (L) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (M) patients, customers and clients and patient, customer or client lists, (N) copyrightable works, (O) all technology and trade secrets, (P) product categories or lines of business, and (Q) all similar and related information in whatever form.
ii.“Direct Competitor” means, with respect to each Restricted Product Category, a non-Integer Company entity or person (including an Associate or an entity owned in whole or in part by an Associate) that engages in a line of business that is the same as or similar to or which competes, in whole or in part, with such Restricted Product Category.
iii.“Integer Companies” means the Company, its current subsidiaries, affiliates and any additional corporation, partnership, limited liability company, joint venture or other business entity that becomes a subsidiary or affiliate of Integer in the future.
iv.“Non-Compete Period” means twelve consecutive months immediately following the date that the Participant’s employment with the Company terminated (1) by the Company for any reason and (2) pursuant to the Participant’s voluntary resignation (including retirement).
v.“Prohibited Activity” means performance of any duties that are:
1.substantially similar to or the same as those which the Participant performed in connection with the Participant’s employment with any Integer Company; and

2.either (A) directly or indirectly relating to or otherwise competitive with any Restricted Product Category products or lines of business; or (B) in any other capacity not limited by product category or line of business within the Integer Companies (e.g., associates who perform corporate functions); and
3.for or on behalf of either: (A) any Direct Competitor; or (B) any other person or entity that offers, or plans to offer, products or services that are competitive with the products or services provided by, or under development by, any of the Integer Companies.
In any case, an activity is not a Prohibited Activity unless it is performed anywhere in the sales territory of the Integer Companies.
vi.“Restricted Product Category” means any or all of the following product categories or lines of business within the Integer Companies to which the Participant provided services or support, or had access to Confidential Information, during the Participant’s employment: (1) Cardiac Rhythm Management and Neuromodulation; (2) Cardio & Vascular; (3) Power Solutions; or (4) Electrochem. For avoidance of doubt, associates whose work is not limited by product category or line of business, e.g. associates who perform corporate functions, shall be deemed to have provided services or support, or had access to Confidential Information during employment, relating to all product categories and lines of business within the Integer Companies.
2. Reasonableness of Limitations. The Participant represents and agrees that the restrictive covenants contained in herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content; the territorial, time and other limitations of this Appendix B are reasonable and properly required for the adequate protection of the business and affairs of the Company, and, in the event that any such territorial, time or other limitation is found to be unreasonable by a court of competent jurisdiction, the Participant agrees (a) to the reduction of any said territorial, time or other limitation, or all of them, to the maximum area, period or scope as such court may determine to be reasonable and (b) that all of the other provisions of this Appendix B shall remain valid, binding and in full force and effect.
3.Relief. The Participant acknowledges and agrees that a violation of the restrictions contained in Sections 1 of this Appendix B would result in irreparable injury to the Integer Companies for which there would be no adequate remedy at law and, therefore, if the Participant violates, or attempts to violate, any of these restrictions, the Participant consents to any of the Integer Companies’ seeking an injunction or other equitable relief to prevent the Participant from such violation or attempted violation, in addition to, and not in lieu of, all other remedies available to the Integer Companies in equity or at law.
4.Survival. All of the Participant’s obligations under this Appendix B will survive the termination of the Participant’s employment with the Company, regardless of the circumstances of or reason(s) for such termination.
5.Severability. If it is determined by any unit, department or agency of government having jurisdiction, whether federal, state or local, or by a court of competent jurisdiction, that any portion of this Appendix B is invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this Appendix B or any valid clause of an invalid portion of this Appendix B; and if a restriction provided for in this Appendix B is found by a court of competent jurisdiction to be unenforceable as written, the court shall revise the restriction so as to make it enforceable to protect the Integer Company’s legitimate interest. In this regard, the parties expressly authorize the court to apply, create or modify time, scope or geographic restrictions as needed to make this Appendix B enforceable.

Non-Competition Covenant
(For Employees in MA)
As a condition to the Participant’s receipt of this grant of RSUs, the Participant covenants and agrees to abide by the following Non-Competition covenant, which supersedes and replaces entirely any prior inconsistent Non-Competition covenant that the Participant may have under any invention assignment, non-disclosure, non-competition, and/or non-solicitation agreement or similar agreement between the Participant and the Company; provided, however, nothing herein shall prevent Participant from engaging in the practice of law. Capitalized terms not otherwise defined in the Plan have the meanings set forth in Section 1(e) of this Appendix B.
1.Non-Competition.
a.Restriction on Competitive Activity. As a key employee of the Company who will, by virtue of the Participant’s employment with the Company, have access to Confidential Information, the Participant recognizes that it would cause irreparable harm to the Integer Companies if the Participant were to engage in employment or business that is unfairly competitive with the business of the Integer Companies. Accordingly, the Participant agrees that during the Non-Compete Period, the Participant will not, either directly or indirectly, alone or in conjunction with any other person or entity (other than the Integer Companies), engage in any Prohibited Activity.
b.Prohibited Activity. The Participant acknowledges and agrees that the job duties the Participant performs for the Company affect the Integer Companies throughout their sales territory. Prohibited Activity also includes activity that may require or inevitably require disclosure of Confidential Information.
c.Request for Confirmation. The Company agrees that during the Non-Compete Period, on a case-by-case basis, it will consider a request by the Participant to confirm whether the Company considers a prospective new employer of the Participant’s (a “New Employer”) to be a “Direct Competitor” as of the date of the request. The foregoing shall not apply unless the Participant provides the Company with such written request in writing, including the name and address of New Employer, and details about the prospective position to be held by the Participant at least thirty (30) calendar days prior to commencing employment with New Employer.
d.Tolling. Should the Participant violate any of the terms of the restrictive covenant obligations contained in this Section 1, the obligation at issue will run from the first date on which the Participant ceases to be in violation of such obligation.
e.Definitions. For purposes of this Appendix B, the following definitions apply.

i.“Confidential Information” means any information pertaining to the business and operations of the Integer Companies that is not generally available to the public and that is used, developed, or obtained by any of the Integer Companies in connection with its business, including any proprietary information and (A) financial information and projections, (B) business strategies, (C) products or services, (D) fees, costs and pricing structures, (E) designs, (F) analysis, (G) drawings, photographs and reports, (H) computer software, including operating systems, applications and program listings, (I) flow charts, manuals and documentation, (J) data bases, (K) accounting and business methods, (L) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (M) patients, customers and clients and patient, customer or client lists, (N) copyrightable works, (O) all technology and trade secrets, (P) product categories or lines of business, and (Q) all similar and related information in whatever form.
ii.“Direct Competitor” means, with respect to each Restricted Product Category, a non-Integer Company entity or person (including an Associate or an entity owned in whole or in part by an Associate) that engages in a line of business that is the same as or similar to or which competes, in whole or in part, with such Restricted Product Category.
iii.“Integer Companies” means the Company, its current subsidiaries, affiliates and any additional corporation, partnership, limited liability company, joint venture or other business entity that becomes a subsidiary or affiliate of Integer in the future.
iv.“Non-Compete Period” means twelve consecutive months immediately following the date that the Participant’s employment with the Company terminated (1) with Cause, (2) pursuant to the Participant’s voluntary resignation (including retirement) or (3) or such shorter period as designated by the Company in writing in its sole discretion, during which time the Participant shall be entitled to any post-employment consideration which the Company determines, in its discretion, to pay to the Participant.
v.“Prohibited Activity” means performance of any duties that are:
1.substantially similar to or the same as those which the Participant performed in connection with the Participant’s employment with any Integer Company; and
2.either (A) directly or indirectly relating to or otherwise competitive with any Restricted Product Category products or lines of business; or (B) in any other capacity not limited by product category or line of business within the Integer Companies (e.g., associates who perform corporate functions); and
3.for or on behalf of either: (A) any Direct Competitor; or (B) any other person or entity that offers, or plans to offer, products or services that are competitive with the products or services provided by, or under development by, any of the Integer Companies.
In any case, an activity is not a Prohibited Activity unless it is performed anywhere in the sales territory of the Integer Companies.
vi.“Restricted Product Category” means any or all of the following product categories or lines of business within the Integer Companies to which the Participant provided services or support, or had access to Confidential Information, during the Participant’s employment: (1) Cardiac Rhythm Management and Neuromodulation; (2) Cardio & Vascular; (3) Power Solutions; or (4) Electrochem. For avoidance of doubt, associates whose work is not limited by product category or line of business, e.g. associates who perform corporate functions, shall be deemed to have provided services or support, or had access to Confidential Information during employment, relating to all product categories and lines of business within the Integer Companies.
2.Reasonableness of Limitations. The Participant represents and agrees that the restrictive covenants contained in herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content; the territorial, time and other limitations of this Appendix B are reasonable and properly required for the adequate protection of the business and affairs of the Company, and, in the event that any such territorial, time or other limitation is found to be unreasonable by a court of competent jurisdiction, the Participant agrees (a) to the reduction of any said territorial, time or other limitation, or all of them, to the maximum area, period or scope as such court may determine to be reasonable and (b) that all of the other provisions of this Appendix B shall remain valid, binding and in full force and effect. The Participant has been advised of the Participant’s right to consult with legal counsel regarding this Appendix B and the restrictive covenants contained herein and have been afforded an adequate opportunity to do so. This Appendix B is effective ten (10) days after the Agreement, with Appendix B attached, has been provided to the Participant. The Participant has been advised of the Participant’s right to consult with legal counsel regarding this Appendix B and the restrictive covenants contained herein and have been afforded an adequate opportunity to do so.
3.Relief. The Participant acknowledges and agrees that a violation of the restrictions contained in Sections 1 of this Appendix B would result in irreparable injury to the Integer Companies for which there would be no adequate remedy at law and, therefore, if the Participant violates, or attempts to violate, any of these restrictions, the Participant consents to any of the Integer Companies’ seeking an injunction or other equitable relief to prevent the Participant from such violation or attempted violation, in addition to, and not in lieu of, all other remedies available to the Integer Companies in equity or at law.
4.Survival. All of the Participant’s obligations under this Appendix B will survive the termination of the Participant’s employment with the Company, regardless of the circumstances of or reason(s) for such termination.
5.Severability. If it is determined by any unit, department or agency of government having jurisdiction, whether federal, state or local, or by a court of competent jurisdiction, that any portion of this Appendix B is invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this Appendix B or any valid clause of an invalid portion of this Appendix B; and if a restriction provided for in this Appendix B is found by a court of competent jurisdiction to be unenforceable as written, the court shall revise the restriction so as to make it enforceable to protect the Integer Company’s legitimate interest. In this regard, the parties expressly authorize the court to apply, create or modify time, scope or geographic restrictions as needed to make this Appendix B enforceable.

B-8